The following consolidated financial statement schedules are included as part of this Form N-4:

Schedule I - Summary of Investment - Other than Investment in Related
             Parties

Schedule III - Supplementary Insurance Information

Schedule  IV - Reinsurance

     All other schedules to the consolidated financial statements required by
Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.

                  American Equity Investment Life Insurance Company

                                      Schedule I

         Summary of Investments -- Other Than Investments in Related Parties

                                  December 31, 1998




            COLUMN A                            COLUMN B         COLUMN C          COLUMN D
-----------------------------------------------------------------------------------------------
                                                                                   AMOUNT AT
                                                                                  WHICH SHOWN
                                                                                    IN THE
        TYPE OF INVESTMENT                       COST(1)           VALUE         BALANCE SHEET
-----------------------------------------------------------------------------------------------
Fixed maturities, available for sale:
  Bonds:
     United States Government and
      agencies                               $385,393,461      $386,224,116      $386,224,116
     State, municipal and other
      governments                               4,227,231         4,224,000         4,224,000
     Public utilities                           9,869,720        10,064,530        10,064,530
     Corporate securities                     191,393,819       191,904,990       191,904,990
     Mortgage and asset-backed
      securities                                9,416,331         9,479,926         9,479,926
                                            ---------------------------------------------------
Total fixed maturities, available for
  sale                                        600,300,562      $601,897,562       601,897,562
                                                              ---------------
                                                              ---------------

Derivative financial instruments                7,270,635                          16,171,621
Policy loans                                      192,184                             192,184
Short-term investments                             45,000                              45,000
                                            ----------------                   ----------------
Total investments                            $607,808,381                        $618,306,367
                                            ----------------                   ----------------
                                            ----------------                   ----------------



(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities.

                  American Equity Investment Life Insurance Company

                                    Schedule III

                         Supplementary Insurance Information

                                  December 31, 1998



     COLUMN A        COLUMN B          COLUMN C         COLUMN D        COLUMN E       COLUMN F
---------------------------------------------------------------------------------------------------
                                     FUTURE POLICY
                     DEFERRED          BENEFITS,                      OTHER POLICY
                      POLICY            LOSSES,         UNEARNED       CLAIMS AND      INSURANCE
                    ACQUISITION       CLAIMS AND        REVENUE         BENEFITS       PREMIUMS
     SEGMENT           COSTS         LOSS EXPENSES      RESERVE         PAYABLE       AND CHARGES
---------------------------------------------------------------------------------------------------
Year ended December 31, 1998:

  Life Insurance    $32,005,772       $531,082,179        $-          $6,315,598      $11,170,655

Year ended December 31, 1997:

  Life Insurance      4,282,491        155,998,268         -           2,355,156       11,436,803

Year ended December 31, 1996:

  Life Insurance        238,231         11,846,566         -           1,075,614       14,554,714

     COLUMN A         COLUMN G         COLUMN H          COLUMN I       COLUMN J        COLUMN K
---------------------------------------------------------------------------------------------------
                                       BENEFITS        AMORTIZATION
                                        CLAIMS,        OF DEFERRED
                        NET           LOSSES AND          POLICY         OTHER
                     INVESTMENT       SETTLEMENT       ACQUISITION     OPERATING        PREMIUM
     SEGMENT           INCOME          EXPENSES           COSTS         EXPENSES        WRITTEN
---------------------------------------------------------------------------------------------------
Year ended December 31, 1998:

  Life Insurance    $26,235,923        $21,922,805     $3,672,039     $9,916,541          $-

Year ended December 31, 1997:

  Life Insurance      4,028,628          9,569,766        761,032      7,682,276           -

Year ended December 31, 1996:

  Life Insurance        857,015          8,865,531          6,995      7,056,030           -

                  American Equity Investment Life Insurance Company

                                     Schedule IV

                                     Reinsurance




         COLUMN A                   COLUMN B        COLUMN C         COLUMN D            COLUMN E         COLUMN F
---------------------------------------------------------------------------------------------------------------------
                                                                                                         PERCENTAGE
                                                     CEDED         ASSUMED FROM                           OF AMOUNT
                                     GROSS         TO OTHER            OTHER                               ASSUMED
                                     AMOUNT        COMPANIES         COMPANIES          NET AMOUNT         TO NET
                                 ------------------------------------------------------------------------------------
At December 31, 1998:
  Life insurance in force          $1,407,000       $      -      $2,398,544,000      $2,399,951,000        99.9%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------

Insurance premiums and
  other considerations:
  Annuity product charges          $  642,547       $      -      $            -      $      642,547           -%
  Traditional life and
    accident and health
    insurance premiums                 19,174        567,027          11,075,961          10,528,108       105.2%
                                 ------------------------------------------------------------------------------------
                                   $  661,721       $567,027      $   11,075,961      $   11,170,655        99.2%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------

At December 31, 1997:
  Life insurance in force          $        -       $      -      $2,427,796,000      $2,427,796,000       100.0%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------

Insurance premiums and
  other considerations:
  Annuity product charges          $   11,896       $      -      $            -      $       11,896           -%
  Traditional life and
    accident and health
    insurance premiums                      -        722,545          12,147,452          11,424,907       106.3%
                                 ------------------------------------------------------------------------------------
                                   $   11,896       $722,545      $   12,147,452      $   11,436,803       106.2%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------

At December 31, 1996:
  Life insurance in force          $        -       $      -      $2,912,219,000      $2,912,219,000       100.0%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------

Insurance premiums and
  other considerations:
  Annuity product charges          $   14,007       $      -      $            -       $      14,007           -%
  Traditional life and
    accident and health
    insurance premiums                 98,722        742,088          15,184,073          14,540,707       104.4%
                                 ------------------------------------------------------------------------------------
                                   $  112,729       $742,088      $   15,184,073      $   14,554,714       104.3%
                                 ------------------------------------------------------------------------------------
                                 ------------------------------------------------------------------------------------